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                                                                  EXHIBIT-99.B20

                      [GODFREY & KAHN, S.C. LETTERHEAD]


                               February 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

              Re: Strong Conservative Equity Funds, Inc.

Gentlemen:

     We represent Strong Conservative Equity Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 10 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-61358; 811-7656) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                             Very truly yours,

                                             GODFREY & KAHN, S.C.

                                             /s/ Scott A. Moehrke

                                             Scott A. Moehrke